As filed with the Securities and Exchange Commission on July 5, 2018
Registration No. 333-196986

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEOVASC INC.
 (Exact name of registrant as specified in its charter)

Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

 Suite 5138 – 13562 Maycrest Way
Richmond, British Columbia, Canada V6V 2J7
 (Address of Registrant’s principal executive offices)

Neovasc Inc. Amended & Restated Share Option Plan
(Full title of plan)

CT Corporation System
111 Eighth Avenue
New York, New York  10011
(302) 658-7581
(Name, Address and Telephone Number of Agent for Service)
________________________________

Copy to:
Riccardo Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Suite 1750, P.O. Box 258 Toronto, Ontario M5K 1J5 (416) 777-4700	Joseph A. Garcia, Esq. Blakes, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-196986) of Neovasc Inc. (the “Registrant”) initially filed with the Securities and Exchange Commission on June 24, 2014 (the “Initial Registration Statement”), which registered the offer and sale of up to 4,000,000 of the Registrant’s common shares, no par value, issuable to participants under the Neovasc Inc. Amended & Restated Share Option Plan. This Post-Effective Amendment No. 1 is being filed for the purpose of deregistering, as of the effective date of this Post-Effective Amendment No. 1, any remaining common shares registered, but not sold, under the Initial Registration Statement.
New Registration Statement
Contemporaneously with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register offers and sales of common shares issuable under the Neovasc Inc. Amended & Restated Share Option Plan. In accordance with Rule 457(p) under the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 is also being filed to carry over to the New Registration Statement $3,231.31 of the registration fee previously paid by the Registrant in connection with the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on July 5, 2018.

NEOVASC INC.

By:	/s/ Chris Clark
	Name:	Chris Clark
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 5, 2018.

Signature	Title

/s/ Fred Colen	President and Chief Executive Officer
Fred Colen	(Principal Executive Officer)

/s/ Chris Clark	Chief Financial Officer
Chris Clark	(Principal Financial and Accounting Officer)

*	Director, Chairman of the Board of Directors
Steven Rubin

*	Director
Douglas Janzen

*	Director
Paul Geyer

Director
Dr. Jane H. Hsiao

Director
Dr. William O'Neill

*	Director
Alexei Marko

*By:	/s/ Chris Clark
Chris Clark
Chief Financial Officer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of Neovasc Inc. and has duly caused this Effective Amendment No. 1 to the Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada on July 5, 2018.

NEOVASC (US) INC. (Authorized U.S. Representative)

By:	/s/ Chris Clark
	Name:	Chris Clark
	Title:	Director